Exhibit 99.1

Service Agreement

THIS AGREEMENT dated for reference the 14th day of February 2011.

BETWEEN:

Secure Luggage Solutions Inc, a company duly incorporated in the State of Delaware and having its office at: 2375 East Camelback Road, 5th Floor, Phoenix, Arizona, 85016 (hereinafter referred to as the "Company") AND

Chenergy Service Inc., a company duly incorporated under the laws of the Province of British Columbia and having its office at 1707D 1600 Beach Avenue, Vancouver BC. (hereinafter referred to as "Chenergy")

WHEREAS:

A.	The Company wishes to employ, Cherry Cai from Chenergy as its Chief Financial Officer, to provide management and accounting services to it on the terms and conditions hereinafter set forth.

B.	Chenergy has agreed to provide the services to the Company on the terms and conditions set out in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, covenants and agreements hereinafter contained the parties hereto have agreed as follows:

1.	ENGAGEMENT OF SERVICES

(a)
The Company hereby engages Chenergy to provide management and accounting services as an independent contractor to the Company under the direction of the Company's Board of Directors and/or Chief Executive Officer and President

(b)
Chenergy agrees to perform the following duties as required in accordance with the terms of this agreement namely; all duties expected of a Chief Financial Officer of the Company including sourcing and/or negotiation of financial proposals and corporate financings; preparation and review of financial statements, notes and various regulatory reports, communications with shareholders; negotiation and management of service and/or selling agreements; and any other duties as assigned from time to time by the Board of Directors or Chief Executive Officer (the "Services").

2.	TERM

(a)
The initial term of this Agreement shall be for a period of twelve (12) months, commencing as of the 1st Day of January 2011 and continuing month to month thereafter unless and until terminated as hereinafter provided.

3.	SERVICE

	(a)	Chenergy agrees to perform the services contracted hereunder including the following:

	(b)	to carry out all functions associated with the services to the best of the individual's ability for the benefit of the Company;

	(c)	to carry out the services in a timely manner;

	(d)	to act, at all times during the term of this Agreement, in the best interests of the Company; and

	(e)	to use best endeavours to preserve the goodwill and reputation of the Company and the relationship between the Company and its shareholders.

4.	REMUNERATION

(a)
For accounting services, the sum of US$1,500 per month, excluding HST, payable on the 15th day of each month; this fee is to cover working time of approximately 35 hours per month. Additional working hours exceeding 35 hours shall be charged to the Company at $65 USD per hour.

(b)
For management services, the sum of US$4,000.00 per month, excluding HST, payable as i) US$2,000 on the 15th day of each month and, ii) 10,000 common shares at a value of US$0.20 per share as final remuneration for the balance of the monthly management services and such shares, totalling 120,000 shares over the twelve month period from January 1, 2011 through December 31, 2011 (valued at US$0.20 per share for a total value of US$24,000) shall be issued in the entirety at the execution of this agreement.

	(c)	Out of pocket expenses incurred on behalf of the Company will be submitted and reimbursed monthly.

5.	TERMINATION

	(a)	This Agreement may be terminated by either party at any time by one (1) month notice in advance, in writing given by Chenergy to the Company, or by the Company to Chenergy.

6.	MISCELLANEOUS

	(a)	This Agreement may not be assigned by either party without the prior written consent of the other;

	(b)	The titles of headings to the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only

	(c)	This Agreement shall ensure to be the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns;

	(d)	This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia, Canada.

	(e)	Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

Date: February 10, 2011

Secure Luggage Solutions Inc.	Chenergy Service Inc.

/s/ Don Bauer	/s/ Cherry Cai

Don Bauer	Cherry Cai

CEO